EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Third Quarter 2019 Results, Reconfirms Full Year 2019 Distribution Guidance, and Provides 2020 Distribution Guidance
Summary of Third Quarter 2019 Results (in millions, except LNG data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues	$1,476	$1,529	$4,930	$4,529
Net income	$110	$307	$727	$923
Adjusted EBITDA[1]	$543	$604	$1,741	$1,825
LNG exported:
Number of cargoes	79	65	241	193
Volumes (TBtu)	280	228	856	691
LNG volumes loaded (TBtu)	277	228	855	691

Summary Distribution Guidance
2019 Full Year Distribution Guidance

2019
Distribution per Unit	$2.35	-	$2.55
2020 Full Year Distribution Guidance

2020
Distribution per Unit	$2.55	-	$2.65
Recent Highlights
Operational

•	As of October 25, 2019, approximately 800 cumulative LNG cargoes totaling approximately 55 million tonnes of LNG have been produced, loaded, and exported from the SPL Project (defined below).
Financial

•
In September 2019, we issued an aggregate principal amount of $1.5 billion of 4.50% Senior Notes due 2029, with proceeds of the offering being used to prepay the outstanding balance under the $750 million term loan under our credit facilities and for general corporate purposes, including funding future capital expenditures in connection with the construction of Train 6 at the SPL Project. After applying the proceeds of this offering, only a $750 million revolving credit facility, which is currently undrawn, remains as part of our credit facilities.

•
In September 2019, the date of first commercial delivery was reached under the 20-year LNG Sale and Purchase Agreements (“SPAs”) with Centrica plc and Total Gas & Power North America, Inc. relating to Train 5 of the SPL Project.

___________________________
1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.
2 Total margins as used herein refers to total revenues less cost of sales and cost of sales—affiliate.

Liquefaction Project Update

SPL Project
Liquefaction Train	Train 6
Project Status	Under Construction
Project Completion Percentage(1)	38.1%(2)
Expected Substantial Completion	1H 2023
Note: Project update excludes Trains in operation
(1) Project completion percentage as of September 30, 2019
(2) Engineering 83.8% complete, procurement 54.1% complete, and construction 5.5% complete

Houston, Texas - November 1, 2019 - Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE American: CQP) reported net income of $110 million and $727 million, respectively, for the three and nine months ended September 30, 2019, compared to net income of $307 million and $923 million for the comparable 2018 periods. The decreases in net income were primarily a result of increased total operating costs and expenses primarily as a result of additional Trains in operation and certain maintenance and related activities at the SPL Project, lower margins per MMBtu of LNG recognized in income, and increased interest expense, partially offset by increased volumes of LNG recognized in income primarily as a result of additional Trains in operation.
Adjusted EBITDA1 was $543 million and $1.74 billion, respectively, for the three and nine months ended September 30, 2019, compared to $604 million and $1.83 billion for the comparable 2018 periods. The decreases in Adjusted EBITDA were primarily due to increased total operating costs and expenses as a result of additional Trains in operation and certain maintenance and related activities at the SPL Project and decreased pricing of LNG recognized in income, partially offset by increased volumes of LNG recognized in income primarily as a result of additional Trains in operation.
Income from operations decreased $146 million during the three months ended September 30, 2019 as compared to the comparable 2018 period, primarily due to increased total operating costs and expenses as a result of additional Trains in operation and certain maintenance and related activities at the SPL Project and decreased total margins2 on LNG recognized in income primarily as a result of increased net loss from changes in fair value of commodity derivatives and decreased pricing of LNG recognized in income, partially offset by increased volumes of LNG recognized in income primarily as a result of additional Trains in operation.
Income from operations decreased $91 million during the nine months ended September 30, 2019, primarily due to increased total operating costs and expenses as a result of additional Trains in operation and certain maintenance and related activities at the SPL Project, partially offset by increased total margins on LNG primarily as a result of increased volumes of LNG recognized in income and increased net gain from changes in fair value of commodity derivatives, partially offset by decreased pricing of LNG recognized in income.
During the three months ended September 30, 2019, 79 LNG cargoes were exported from the SPL Project, none of which were commissioning cargoes. During the nine months ended September 30, 2019, 241 LNG cargoes were exported from the SPL Project, three of which were commissioning cargoes.

SPL Project
We are operating and constructing a six Train liquefaction project at the Sabine Pass LNG terminal adjacent to the existing regasification facilities (the “SPL Project”). Trains 1 through 5 are operational and Train 6 is under construction. Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities, of approximately 4.5 mtpa of LNG and a run rate adjusted nominal production capacity of approximately 4.8 to 4.9 mtpa of LNG.
Distributions to Unitholders
We will pay a cash distribution per common and subordinated unit of $0.62 to unitholders of record as of November 7, 2019 and the related general partner distribution on November 14, 2019.

Investor Conference Call and Webcast
Cheniere Energy, Inc. will host a conference call to discuss its financial and operating results for the third quarter on Friday, November 1, 2019, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation may include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners, through its subsidiary, Sabine Pass Liquefaction, LLC (“Sabine Pass Liquefaction”), is developing, constructing, and operating natural gas liquefaction facilities at the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, on the Sabine-Neches Waterway less than four miles from the Gulf Coast. Cheniere Partners, through Sabine Pass Liquefaction, is operating and constructing six Trains. Trains 1 through 5 are operational and Train 6 is under construction. Each Train is expected to have a nominal production capacity, which is prior to adjusting for planned maintenance, production reliability, potential overdesign, and debottlenecking opportunities, of approximately 4.5 mtpa of LNG and a run rate adjusted nominal production capacity of approximately 4.8 to 4.9 mtpa of LNG.

Through its wholly owned subsidiary, Sabine Pass LNG, L.P., Cheniere Partners owns and operates regasification facilities at the Sabine Pass LNG terminal, which includes pre-existing infrastructure of five LNG storage tanks with aggregate capacity of approximately 16.9 billion cubic feet equivalent, two marine berths that can each accommodate vessels with nominal capacity of up to 266,000 cubic meters and vaporizers with regasification capacity of approximately 4.0 Bcf/d. Cheniere Partners also owns a 94-mile pipeline that interconnects the Sabine Pass LNG terminal with a number of large interstate pipelines through its wholly owned subsidiary, Cheniere Creole Trail Pipeline, L.P.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, and (vi) statements regarding future discussions and entry into contracts. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Income
(in millions, except per unit data)(1)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
LNG revenues	$1,140	$1,249	$3,678	$3,419
LNG revenues—affiliate	257	205	1,017	886
Regasification revenues	66	66	199	196
Other revenues	13	9	36	28
Total revenues	1,476	1,529	4,930	4,529

Operating costs and expenses
Cost of sales (excluding depreciation and amortization expense shown separately below)	742	756	2,501	2,291
Cost of sales—affiliate	6	—	6	—
Operating and maintenance expense	172	113	472	306
Operating and maintenance expense—affiliate	34	31	100	87
Development expense	—	1	—	2
General and administrative expense	3	3	9	9
General and administrative expense—affiliate	34	18	82	53
Depreciation and amortization expense	138	107	390	318
Impairment expense and loss on disposal of assets	1	8	6	8
Total operating costs and expenses	1,130	1,037	3,566	3,074

Income from operations	346	492	1,364	1,455

Other income (expense)
Interest expense, net of capitalized interest	(231)	(183)	(648)	(552)
Loss on modification or extinguishment of debt	(13)	(12)	(13)	(12)
Derivative gain, net	—	2	—	13
Other income	8	8	24	19
Total other expense	(236)	(185)	(637)	(532)

Net income	$110	$307	$727	$923

Basic and diluted net income per common unit	$0.19	$0.60	$1.38	$1.82

Weighted average number of common units outstanding used for basic and diluted net income per common unit calculation	348.6	348.6	348.6	348.6

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	September 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$1,707	$—
Restricted cash	185	1,541
Accounts and other receivables	277	348
Accounts receivable—affiliate	67	114
Advances to affiliate	177	228
Inventory	103	99
Derivative assets	8	6
Other current assets	65	20
Total current assets	2,589	2,356

Property, plant and equipment, net	16,338	15,390
Operating lease assets, net	91	—
Debt issuance costs, net	17	13
Non-current derivative assets	29	31
Other non-current assets, net	157	184
Total assets	$19,221	$17,974

LIABILITIES AND PARTNERS’ EQUITY
Current liabilities
Accounts payable	$17	$15
Accrued liabilities	657	821
Due to affiliates	40	49
Deferred revenue	169	116
Deferred revenue—affiliate	—	1
Current operating lease liabilities	6	—
Derivative liabilities	29	66
Total current liabilities	918	1,068

Long-term debt, net	17,571	16,066
Non-current operating lease liabilities	84	—
Non-current derivative liabilities	32	14
Other non-current liabilities	4	4
Other non-current liabilities—affiliate	20	22

Partners’ equity
Common unitholders’ interest (348.6 million units issued and outstanding at September 30, 2019 and December 31, 2018)	1,692	1,806
Subordinated unitholders’ interest (135.4 million units issued and outstanding at September 30, 2019 and December 31, 2018)	(1,035)	(990)
General partner’s interest (2% interest with 9.9 million units issued and outstanding at September 30, 2019 and December 31, 2018)	(65)	(16)
Total partners’ equity	592	800
Total liabilities and partners’ equity	$19,221	$17,974

(1)	Please refer to the Cheniere Energy Partners, L.P. Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures

Regulation G Reconciliation

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, changes in the fair value and settlement of our interest rate derivatives, taxes, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt and changes in the fair value of our commodity derivatives. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.

We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of business performance. Management believes Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, the exclusion of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance enables comparability to prior period performance and trend analysis.

Adjusted EBITDA

The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and nine months ended September 30, 2019 and 2018 (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$110	$307	$727	$923
Interest expense, net of capitalized interest	231	183	648	552
Loss on modification or extinguishment of debt	13	12	13	12
Derivative gain, net	—	(2)	—	(13)
Other income	(8)	(8)	(24)	(19)
Income from operations	$346	$492	$1,364	$1,455
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	138	107	390	318
Loss (gain) from changes in fair value of commodity derivatives, net	58	(10)	(19)	37
Impairment expense and loss on disposal of assets	1	8	6	8
Legal settlement expense	—	7	—	7
Adjusted EBITDA	$543	$604	$1,741	$1,825

Contacts
Cheniere Energy Partners, L.P.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
or
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491